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                                                                  EXHIBIT 10.5


                               TAX SHARING AGREEMENT


          TAX SHARING AGREEMENT, dated as of __________, 1998, between Excel Realty Trust, Inc., a Maryland corporation ("Excel"), and Excel Legacy Corporation, a Delaware corporation and wholly-owned subsidiary of Excel ("Legacy").

          WHEREAS, Excel is the parent corporation of an affiliated group of corporations that join in filing consolidated federal Income Tax Returns and certain consolidated, combined or unitary state Income Tax Returns;

          WHEREAS, Legacy is a wholly-owned subsidiary of Excel and a member of the Excel Group;

          WHEREAS, pursuant to the Distribution Agreement (as hereinafter defined), Excel presently intends to distribute all the common stock of Legacy to its stockholders (the "Distribution"); and

          WHEREAS, Excel and Legacy desire on behalf of themselves, their subsidiaries and their successors to set forth their respective rights and obligations with respect to Taxes (as hereinafter defined).

          NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

          1.   DEFINITIONS.

          When used herein the following terms shall have the following meanings:

          "CLOSING DATE" -- the date the Distribution is consummated pursuant to the terms of the Distribution Agreement.

          "CODE" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable year in question.

          "DISTRIBUTION AGREEMENT" -- the Distribution Agreement dated ___________, 1998 between Excel and Legacy.

          "EXCEL ASSETS" -- the retail properties and other assets (together with any related liabilities) retained by Excel pursuant to the Distribution Agreement.

          "EXCEL GROUP" -- for any taxable year or period, Excel and each corporation filing a consolidated federal Income Tax Return with Excel as the parent corporation.


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          "INCOME TAX(ES)" -- with respect to any corporation or group of corporations, any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

          "IRS" -- the U.S. Internal Revenue Service.

          "LEGACY ASSETS" -- the retail properties and other assets (together with any related liabilities) distributed to Legacy pursuant to the Distribution Agreement.

          "LEGACY GROUP" -- Legacy and each corporation filing a consolidated federal Income Tax Return with Legacy as the parent corporation.

          "OTHER TAXES" -- Taxes other than Income Taxes.

          "OVERDUE RATE" -- a rate of interest per annum that fluctuates with the federal short-term rate established from time to time pursuant to Code
Section 6621(b).

          "TAX(ES)" -- any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

          "TAXING AUTHORITY" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

          "TAX RETURN(S)" -- all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability for, or its payment or receipt of any refund of, any Tax.

          2.   PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES

               A. Excel shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate Taxing Authorities (i) all federal and state Income and Other Tax Returns of the Excel Group and any member or members thereof for all taxable years and periods ending on or before the Closing Date; and (ii) all federal and state Income and Other Tax Returns of Excel for all taxable years and periods beginning after the Closing Date. Excel shall pay, or cause to be paid, all Taxes due with respect to Tax Returns described in this subsection (a). Excel shall be entitled to all Tax refunds received or receivable with respect to any and all Income and Other Taxes attributable to the Excel Assets for all taxable years and periods.

               B. Legacy shall prepare and timely file, or cause to be prepared and timely filed, with the appropriate Taxing Authorities, all federal and state Income and Other Tax


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Returns of the Legacy Group and any member or members thereof for taxable years and periods beginning after the Closing Date. Legacy shall pay, or cause to be paid, all Taxes due with respect to Tax Returns described in this subsection (b). Legacy shall be entitled to all Tax refunds received or receivable with respect to any and all Income and Other Taxes attributable to the Legacy Assets for all taxable years and periods.

          3.   PAYMENTS.

               A. METHOD. Unless the parties otherwise agree, all payments made by a party pursuant to this Agreement shall be made by wire transfer to a bank account designated from time to time by the other party. The paying party shall also provide a notice of payment to the recipient.

               B. INTEREST. If any payment is not timely paid, interest shall accrue on the unpaid amount at the Overdue Rate. A payment will be deemed to be timely paid only if actually received by the payee within five
(5) days of the receipt of notice from the other party that such payment is due.

               C. CHARACTERIZATION. Any payment (other than interest thereon) made hereunder shall be treated by all parties for all purposes as a nontaxable intercompany settlement of liabilities existing immediately before the Distribution or, to the extent appropriate, as a non-taxable dividend distribution or capital contribution.

          4.   CONTESTS AND AUDITS; INDEMNIFICATION.

               A. NOTICE. Upon the receipt by Excel or Legacy, as the case may be, of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, Excel or Legacy, as the case may be, shall promptly notify the other in writing of the receipt of such notice.

               B. CONTROL AND SETTLEMENT. From and after the Closing Date, Excel shall have full control over, and the right to represent the interests of, Excel and all other corporations involved in or affected by any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to Taxes that are subject to indemnification by Excel hereunder. Excel shall have the right to employ counsel of its choice at its expense, and shall have the ultimate control of the contest and any settlement or other resolution thereof. Any liability for Taxes established pursuant to such proceeding shall be allocated and paid in accordance with Section 2 of this Agreement.

               C. AMENDMENT OF TAX RETURNS. Excel shall have sole control over the preparation and filing of any and all amendments to Tax Returns described in Section 2(a).

               D. INDEMNIFICATION. Excel shall indemnify and hold harmless Legacy and the Legacy Group against any and all Income and Other Taxes specifically attributable to the


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Excel Assets for all taxable years and periods. Legacy shall indemnify and hold harmless Excel against any and all Income and Other Taxes specifically attributable to the Legacy Assets for all taxable years and periods.

          5.   COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY.

               A. COOPERATION. Upon reasonable request, Excel and Legacy shall promptly provide (and shall cause their respective affiliates to provide) the requesting party with such cooperation and assistance, documents, and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (a) the provision on demand of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (b) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, appeal, protest, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; (c) the prompt and timely filing of appropriate claims for refund; and (d) the use of reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.
Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

               B. RETENTION. Excel and Legacy shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations, and shall provide at least thirty (30) days prior written notice of any intended destruction of the documents referred to in the preceding sentence. A party giving such a notification shall not dispose of any of the foregoing materials without first allowing the other party a reasonable opportunity to copy them at such other party's expense.

               C. CONFIDENTIALITY. Except as required by law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.


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          6.   MISCELLANEOUS.

               A. EFFECTIVENESS. This Agreement shall be effective from and after the Closing Date and shall survive until the expiration of all applicable statutes of limitations with respect to taxable years and periods ending on or before or including the Closing Date.

               B. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement cancels and supersedes, as of the Closing Date, any and all other agreements with respect to Taxes between Excel and Legacy.

               C. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event that any such provision is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their reasonable best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such provision.

               D. INDULGENCES, ETC. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

               E. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

               F. NOTICES. All notices, requests, demands, statements, bills and other communications under this Agreement shall be delivered in accordance with Section 9.04 of the Distribution Agreement.

               G. MODIFICATION OR AMENDMENT. This Agreement may be amended at any time by written agreement executed and delivered by duly authorized officers of Legacy and Excel.

               H. SUCCESSORS AND ASSIGNS. Except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, a party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.


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               I.   THIRD-PARTY BENEFICIARIES.  This Agreement is solely for
the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

               J. OTHER. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

               K. PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

               L. TAX ELECTIONS. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Excel Group, and Excel shall have sole discretion to make or change any and all elections affecting the Excel Group or any member or members thereof for all taxable years and periods ending on or before the Closing Date.

               M. COSTS AND EXPENSES. Unless otherwise specifically provided herein, each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

               N. DISPUTES. Any dispute between the parties hereunder shall be resolved in accordance with Section 9.13 of the Distribution Agreement.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       EXCEL REALTY TRUST, INC.,
                                       A MARYLAND CORPORATION.

                                       By: ____________________________________
                                       Name: __________________________________
                                       Title: _________________________________




                                       EXCEL LEGACY CORPORATION,
                                       A DELAWARE CORPORATION

                                       By: ____________________________________
                                       Name: __________________________________
                                       Title: _________________________________





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